Exhibit 99.1

NEWS RELEASE
1901 Chouteau Avenue: St. Louis, MO 63103: Ameren.com

Contacts
Media	Analysts		Investors
Joe Muehlenkamp	Doug Fischer	Andrew Kirk	Investor Services
314.554.4135	314.554.4859	314.554.3942	800.255.2237
jmuehlenkamp@ameren.com	dfischer@ameren.com	akirk@ameren.com	invest@ameren.com
For Immediate Release
Ameren Announces Third Quarter 2016 Results
and Raises 2016 Earnings Guidance Range

•	Third Quarter Diluted Earnings Per Share were $1.52 in 2016, Compared to $1.41 in 2015

•	Guidance Range for 2016 Diluted EPS Raised to $2.65 to $2.75 from $2.45 to $2.65
ST. LOUIS (Nov. 4, 2016) — Ameren Corporation (NYSE: AEE) today announced third quarter 2016 net income attributable to common shareholders of $369 million, or $1.52 per diluted share, compared to third quarter 2015 net income attributable to common shareholders of $343 million, or $1.41 per diluted share.
The year-over-year third quarter earnings increase reflected higher 2016 electric sales to residential and commercial customers, driven by warmer summer temperatures. Earnings in 2016 also benefited from increased electric transmission and electric and natural gas distribution infrastructure investments made by Ameren Transmission Company of Illinois (ATXI) and Ameren Illinois under modern, constructive regulatory frameworks. These positive factors were partially offset by lower electric sales to the New Madrid, Missouri aluminum smelter. The smelter, which was historically Ameren Missouri's largest customer and was formerly owned by Noranda Aluminum, Inc., suspended operations in early 2016. Third quarter 2016 results also reflected increased Ameren Missouri depreciation expense.
"We are on track to deliver strong earnings results for 2016," said Warner L. Baxter, chairman, president and chief executive officer of Ameren Corporation. “Our team continued to successfully execute all elements of our strategy, including allocating capital to jurisdictions with modern, constructive regulatory frameworks and managing costs in a disciplined manner. That performance drove strong third quarter earnings, which also benefited from warmer-than-normal summer temperatures. As a result, I am pleased to report that we have raised our 2016 guidance to a range of $2.65 to $2.75 per share, up from our prior range of $2.45 to $2.65 per share."
Ameren recorded net income attributable to common shareholders in accordance with Generally Accepted Accounting Principles (GAAP) for the nine months ended Sept. 30, 2016, of $621 million, or $2.56 per diluted share, compared to GAAP net income attributable to common shareholders of $601 million, or $2.47 per diluted share, for the same period in 2015. Excluding certain items discussed below, Ameren recorded core earnings of $592 million, or $2.44 per diluted share, for the nine months ended Sept. 30, 2015.

NEWS RELEASE

GAAP earnings for the first nine months of 2015 included results from discontinued operations and a loss provision for discontinuing the pursuit of a construction and operating license (COL) for a second nuclear unit at Ameren Missouri's Callaway Energy Center, but these two items were excluded from core earnings. The year-over-year nine-month earnings comparisons reflected increased 2016 electric transmission and electric and natural gas distribution infrastructure investments made by ATXI and Ameren Illinois. The earnings comparisons also benefited from increased Illinois natural gas distribution service rates, higher summer 2016 electric sales to residential and commercial customers driven by warmer temperatures, as well as first quarter 2016 tax benefits associated with share-based compensation. These factors were partially offset by lower electric sales to the New Madrid smelter, the 2016 nuclear refueling and maintenance outage expenses at the Callaway Energy Center, and unfavorable net impacts of the 2015 Missouri energy efficiency plan.
As reflected in the table below, the following items were excluded from core earnings for the nine months ended Sept. 30, 2015:

•
Results from discontinued operations, which increased 2015 GAAP net income for the nine-month period by $52 million, primarily due to recognition of a tax benefit related to the resolution of an uncertain tax position.

•
A provision for discontinuing pursuit of a COL for a second nuclear unit at Ameren Missouri's Callaway Energy Center, which decreased 2015 net income from continuing operations for the nine-month period by $43 million.

A reconciliation of GAAP to core earnings, including per share amounts, is as follows:

	Nine Months Ended
	Sept. 30,
	2016		2015
GAAP Earnings / Diluted EPS	$621	$2.56	$601	$2.47
Results from discontinued operations
Operating income before income tax	—	—	(3)	(0.01)
Income tax benefit	—	—	(49)	(0.20)
Income from discontinued operations, net of taxes	—	—	(52)	(0.21)

Provision for Callaway COL
Provision before income tax	—	—	69	0.29
Income tax expense	—	—	(26)	(0.11)
Provision, net of taxes	—	—	43	0.18
Core Earnings / Diluted EPS	$621	$2.56	$592	$2.44
Earnings Guidance
Ameren now expects its 2016 earnings to be in a range of $2.65 to $2.75 per diluted share, an increase from its prior range of $2.45 to $2.65 per diluted share. This updated guidance reflects strong year-to-date results and continues to include an estimated 15 cents per share reduction related to the expected temporary net effect of significantly lower electric sales to the New Madrid smelter.
Earnings guidance for 2016 assumes normal temperatures for the last three months of this year and is subject to the effects of, among other things: 30-year U.S. Treasury bond yields; regulatory, judicial and legislative actions;

NEWS RELEASE

energy center and energy distribution operations; energy, economic, capital and credit market conditions; severe storms; unusual or otherwise unexpected gains or losses; and other risks and uncertainties outlined, or referred to, in the Forward-looking Statements section of this press release.
Ameren Missouri Segment Results
Ameren Missouri segment third quarter 2016 earnings were $241 million, compared to third quarter 2015 earnings of $239 million. The year-over-year earnings improvement reflected higher 2016 electric sales to residential and commercial customers, driven by warmer summer temperatures. This positive factor was partially offset by lower electric sales to the New Madrid smelter and higher depreciation expense.
Ameren Illinois Segment Results
Ameren Illinois segment third quarter 2016 earnings were $119 million, compared to third quarter 2015 earnings of $98 million. The year-over-year earnings improvement reflected increased investments in electric transmission and distribution infrastructure, as well as increased electric sales, driven by warmer summer temperatures.
Other Results from Continuing Operations, including ATXI and Parent
Other earnings, including those of ATXI and the parent company, for the third quarter of 2016 were $9 million, compared to third quarter 2015 earnings of $6 million. The higher earnings reflected an increase in ATXI earnings to $17 million from $9 million, primarily as a result of increased investments in electric transmission infrastructure, partially offset by increased parent company interest charges resulting from the November 2015 issuance of $700 million of senior notes that replaced lower-cost, short-term debt.
 Analyst Conference Call
Ameren will conduct a conference call for financial analysts at 9 a.m. Central Time on Friday, Nov. 4, to discuss third quarter 2016 earnings, earnings guidance, and regulatory and other matters. Investors, the news media and the public may listen to a live Internet broadcast of the call at Ameren.com by clicking on “Q3 2016 Ameren Corporation Earnings Conference Call,” followed by the appropriate audio link. An accompanying slide presentation will be available on Ameren’s website. The conference call and this presentation will be accessible in the “Investors” section of the website under “Webcasts & Presentations.” The conference call will be available for replay on Ameren’s website for one year. In addition, a telephone replay will be available beginning at approximately noon Central Time from Nov. 4 through Nov. 11 by dialing U.S. and Canada 877.660.6853 or international 201.612.7415, and entering ID number 13648680.
About Ameren
St. Louis-based Ameren Corporation powers the quality of life for 2.4 million electric customers and more than 900,000 natural gas customers in a 64,000-square-mile area through its Ameren Missouri and Ameren Illinois rate-regulated utility subsidiaries. Ameren Illinois provides electric distribution and transmission service, as well as natural gas distribution service, while Ameren Missouri provides vertically integrated electric service, with generating capacity of over 10,200 megawatts, and natural gas distribution service. Ameren Transmission Company of Illinois develops regional electric transmission projects. Follow the company on Twitter @AmerenCorp. For more information, visit Ameren.com.

NEWS RELEASE

Use of Non-GAAP Financial Measures
In this release, Ameren has presented core earnings, which is a non-GAAP measure and may not be comparable to those of other companies. A reconciliation of GAAP to non-GAAP results has been included in this release. Generally, core earnings or losses include earnings or losses attributable to Ameren common shareholders and exclude income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as the Callaway COL provision. Ameren uses core earnings internally for financial planning and for analysis of performance. Ameren also uses core earnings as the primary performance measurement when communicating with analysts and investors regarding our earnings results and outlook, as the company believes that core earnings allow the company to more accurately compare its ongoing performance across periods. In providing core earnings guidance, there could be differences between core earnings and earnings prepared in accordance with GAAP as a result of our treatment of certain items, such as those described above. Ameren is unable to estimate the impact, if any, on future GAAP earnings of such items.

Forward-looking Statements
Statements in this release not based on historical facts are considered “forward-looking” and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there is no assurance that the expected results will be achieved. These statements include (without limitation) statements as to future expectations, beliefs, plans, strategies, objectives, events, conditions, and financial performance. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause actual results to differ materially from those anticipated. The following factors, in addition to those discussed under Risk Factors in Ameren’s Annual Report on Form 10-K for the year ended December 31, 2015, and elsewhere in this release and in our other filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations suggested in such forward-looking statements:

•
regulatory, judicial, or legislative actions, including changes in regulatory policies and ratemaking determinations, such as those that may result from the complaint case filed in February 2015 with the Federal Energy Regulatory Commission seeking a reduction in the allowed base return on common equity under the Midcontinent Independent System Operator tariff, Ameren Missouri's July 2016 electric rate case filing, Ameren Missouri's appeal of a Missouri Public Service Commission (MoPSC) order that clarified the method applied to determine an input used to calculate its performance incentive under the Missouri Energy Efficiency Investment Act (MEEIA) 2013 plan, Ameren Illinois’ April 2016 annual electric distribution service formula rate update filing, and future regulatory, judicial, or legislative actions that change regulatory recovery mechanisms;

•
the effect of Ameren Illinois participating in a performance-based formula ratemaking process under the Illinois Energy Infrastructure Modernization Act (IEIMA), including the direct relationship between Ameren Illinois’ return on common equity and 30-year United States Treasury bond yields, the related financial commitments required by the IEIMA;

•	our ability to align our overall spending, both operating and capital, with regulatory frameworks established by our regulators in an attempt to earn our allowed return on equity;

•	the effects of changes in federal, state, or local laws and other governmental actions, including monetary, fiscal, tax, and energy policies;

•	the effects of changes in federal, state, or local tax laws, regulations, interpretations, or rates and any challenges to the tax positions we have taken;

•
the effects on demand for our services resulting from technological advances, including advances in customer energy efficiency and private generation sources, which generate electricity at the site of consumption and are becoming more cost-competitive;

•	the effectiveness of Ameren Missouri’s customer energy efficiency programs and the related revenues and performance incentives earned under its MEEIA plans;

•	the timing of increasing capital expenditure and operating expense requirements and our ability to recover these costs in a timely manner;

•
the cost and availability of fuel, such as coal, natural gas, and enriched uranium used to produce electricity, the cost and availability of purchased power and natural gas for distribution, and the level and volatility of future market prices for such commodities, including our ability to recover the costs for such commodities and our customers’ tolerance for the related rate increases;

•
disruptions in the delivery of fuel, failure of our fuel suppliers to provide adequate quantities or quality of fuel, or lack of adequate inventories of fuel, including ultra-low-sulfur coal used for Ameren Missouri's compliance with environmental regulations;

•	the effectiveness of our risk management strategies and our use of financial and derivative instruments;

•
the ability to obtain sufficient insurance, including insurance relating to Ameren Missouri’s Callaway Energy Center, or, in the absence of insurance, the ability to recover uninsured losses from our customers;

•	business and economic conditions, including their impact on key customers, interest rates, collection of our receivable balances, and demand for our products;

•
suspended operations at the New Madrid smelter, and the resulting impacts to Ameren Missouri's ability to recover its revenue requirement in its July 2016 electric rate case and future rate cases to accurately reflect the New Madrid smelter's actual sales volumes;

•
disruptions of the capital markets, deterioration in our credit metrics, or other events that may have an adverse effect on the cost or availability of capital, including short-term credit and liquidity;

•	the actions of credit rating agencies and the effects of such actions;

•	the impact of adopting new accounting guidance and the application of appropriate accounting rules and guidance;

•	the impact of weather conditions and other natural phenomena on us and our customers, including the impact of system outages;

•	the construction, installation, performance, and cost recovery of generation, transmission, and distribution assets;

•
the effects of breakdowns or failures of equipment in the operation of natural gas distribution and transmission systems and storage facilities, such as leaks, explosions and mechanical problems, and compliance with natural gas safety regulations;

•
the effects of our increasing investment in electric transmission projects, our ability to obtain all of the necessary approvals to complete the projects, and the uncertainty as to whether we will achieve our expected returns in a timely manner;

•	operation of Ameren Missouri’s Callaway Energy Center, including planned and unplanned outages, and decommissioning costs;

•	the effects of strategic initiatives, including mergers, acquisitions and divestitures, and any related tax implications;

•
the impact of current environmental regulations and new, more stringent, or changing requirements, including those related to carbon dioxide, other emissions and discharges, cooling water intake structures, coal combustion residuals, and energy efficiency, that are enacted over time and that could limit or terminate the operation of certain of Ameren Missouri's energy centers, increase our costs or investment requirements, result in an impairment of our assets, cause us to sell our assets, reduce our customers’ demand for electricity or natural gas, or otherwise have a negative financial effect;

•	the impact of complying with renewable energy portfolio requirements in Missouri;

NEWS RELEASE

•	labor disputes, work force reductions, future wage and employee benefits costs, including changes in discount rates, mortality tables, and returns on benefit plan assets;

•	the inability of our counterparties to meet their obligations with respect to contracts, credit agreements, and financial instruments;

•	the cost and availability of transmission capacity for the energy generated by Ameren Missouri’s energy centers or required to satisfy Ameren Missouri’s energy sales;

•	legal and administrative proceedings;

•
the impact of cyber attacks, which could result in the loss of operational control of energy centers and electric and natural gas transmission and distribution systems and/or the loss of data, such as customer data and account information; and

•	acts of sabotage, war, terrorism, or other intentionally disruptive acts.

New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement. Given these uncertainties, undue reliance should not be placed on these forward-looking statements. Except to the extent required by the federal securities laws, we undertake no obligation to update or revise publicly any forward-looking statements to reflect new information or future events.

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AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating Revenues:
Electric	$1,725	$1,700	$4,101	$4,093
Gas	134	133	619	697
Total operating revenues	1,859	1,833	4,720	4,790
Operating Expenses:
Fuel	205	259	574	670
Purchased power	178	153	451	393
Gas purchased for resale	34	38	227	320
Other operations and maintenance	411	428	1,246	1,256
Provision for Callaway construction and operating license	—	—	—	69
Depreciation and amortization	211	201	628	594
Taxes other than income taxes	129	128	358	369
Total operating expenses	1,168	1,207	3,484	3,671
Operating Income	691	626	1,236	1,119
Other Income and Expense:
Miscellaneous income	18	19	54	54
Miscellaneous expense	8	5	21	22
Total other income	10	14	33	32
Interest Charges	97	87	287	264
Income Before Income Taxes	604	553	982	887
Income Taxes	233	208	356	333
Income from Continuing Operations	371	345	626	554
Income from Discontinued Operations, Net of Taxes	—	—	—	52
Net Income	371	345	626	606
Less: Net Income from Continuing Operations Attributable to Noncontrolling Interests	2	2	5	5
Net Income Attributable to Ameren Common Shareholders:
Continuing Operations	369	343	621	549
Discontinued Operations	—	—	—	52
Net Income Attributable to Ameren Common Shareholders	$369	$343	$621	$601
Earnings per Common Share – Basic:
Continuing Operations	$1.52	$1.42	$2.56	$2.27
Discontinued Operations	—	—	—	0.21
Earnings per Common Share – Basic	$1.52	$1.42	$2.56	$2.48

Earnings per Common Share – Diluted:
Continuing Operations	$1.52	$1.41	$2.56	$2.26
Discontinued Operations	—	—	—	0.21
Earnings per Common Share – Diluted	$1.52	$1.41	$2.56	$2.47

Average Common Shares Outstanding – Basic	242.6	242.6	242.6	242.6
Average Common Shares Outstanding – Diluted	242.9	243.9	243.0	243.8

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	September 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$18	$292
Accounts receivable - trade (less allowance for doubtful accounts)	543	388
Unbilled revenue	240	239
Miscellaneous accounts receivable	49	98
Materials and supplies	551	538
Current regulatory assets	107	260
Other current assets	76	88
Assets of discontinued operations	15	14
Total current assets	1,599	1,917
Property and Plant, Net	19,647	18,799
Investments and Other Assets:
Nuclear decommissioning trust fund	599	556
Goodwill	411	411
Regulatory assets	1,312	1,382
Other assets	566	575
Total investments and other assets	2,888	2,924
TOTAL ASSETS	$24,134	$23,640
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$431	$395
Short-term debt	608	301
Accounts and wages payable	513	777
Taxes accrued	159	43
Interest accrued	110	89
Customer deposits	104	100
Current regulatory liabilities	87	80
Other current liabilities	252	279
Liabilities of discontinued operations	27	29
Total current liabilities	2,291	2,093
Long-term Debt, Net	6,607	6,880
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	4,255	3,885
Accumulated deferred investment tax credits	56	60
Regulatory liabilities	1,974	1,905
Asset retirement obligations	636	618
Pension and other postretirement benefits	499	580
Other deferred credits and liabilities	481	531
Total deferred credits and other liabilities	7,901	7,579
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,550	5,616
Retained earnings	1,643	1,331
Accumulated other comprehensive loss	(2)	(3)
Total Ameren Corporation shareholders’ equity	7,193	6,946
Noncontrolling Interests	142	142
Total equity	7,335	7,088
TOTAL LIABILITIES AND EQUITY	$24,134	$23,640

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Nine Months Ended September 30,
	2016	2015
Cash Flows From Operating Activities:
Net income	$626	$606
Income from discontinued operations, net of taxes	—	(52)
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for Callaway construction and operating license	—	69
Depreciation and amortization	625	582
Amortization of nuclear fuel	63	71
Amortization of debt issuance costs and premium/discounts	17	16
Deferred income taxes and investment tax credits, net	364	318
Allowance for equity funds used during construction	(20)	(19)
Share-based compensation costs	17	20
Other	(9)	(8)
Changes in assets and liabilities	(124)	(56)
Net cash provided by operating activities – continuing operations	1,559	1,547
Net cash used in operating activities – discontinued operations	—	(5)
Net cash provided by operating activities	1,559	1,542
Cash Flows From Investing Activities:
Capital expenditures	(1,496)	(1,332)
Nuclear fuel expenditures	(41)	(30)
Purchases of securities – nuclear decommissioning trust fund	(310)	(301)
Sales and maturities of securities – nuclear decommissioning trust fund	297	290
Proceeds from note receivable – Illinois Power Marketing Company	—	12
Contributions to note receivable – Illinois Power Marketing Company	—	(8)
Other	(1)	7
Net cash used in investing activities – continuing operations	(1,551)	(1,362)
Net cash used in investing activities – discontinued operations	—	—
Net cash used in investing activities	(1,551)	(1,362)
Cash Flows From Financing Activities:
Dividends on common stock	(309)	(298)
Dividends paid to noncontrolling interest holders	(5)	(5)
Short-term debt, net	307	69
Maturities of long-term debt	(389)	(114)
Issuances of long-term debt	149	249
Employee withholding taxes related to share-based payments	(32)	(12)
Capital issuance costs	(1)	(2)
Other	(2)	—
Net cash used in financing activities – continuing operations	(282)	(113)
Net change in cash and cash equivalents	(274)	67
Cash and cash equivalents at beginning of year	292	5
Cash and cash equivalents at end of period	$18	$72

AMEREN CORPORATION (AEE)
OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Electric Sales - kilowatthours (in millions):
Ameren Missouri
Residential	3,867	3,587	10,243	10,186
Commercial	4,190	4,109	11,269	11,254
Industrial	1,239	2,152	3,683	6,252
Off-system and other	1,823	1,702	5,149	5,600
Ameren Missouri total	11,119	11,550	30,344	33,292
Ameren Illinois
Residential
Power supply and delivery service	1,351	1,320	3,547	3,763
Delivery service only	2,106	1,970	5,354	5,270
Commercial
Power supply and delivery service	794	778	2,168	2,174
Delivery service only	2,830	2,632	7,292	7,153
Industrial
Power supply and delivery service	199	427	494	1,330
Delivery service only	2,989	2,630	8,401	7,750
Other	127	127	390	394
Ameren Illinois total	10,396	9,884	27,646	27,834
Eliminate affiliate sales	(117)	(110)	(394)	(206)
Ameren Total from Continuing Operations	21,398	21,324	57,596	60,920
Electric Revenues (in millions):
Ameren Missouri
Residential	$499	$494	$1,153	$1,179
Commercial	416	428	982	1,004
Industrial	101	151	251	370
Off-system and other	128	78	296	199
Ameren Missouri total	$1,144	$1,151	$2,682	$2,752
Ameren Illinois
Residential
Power supply and delivery service	$151	$164	$376	$382
Delivery service only	145	125	333	288
Commercial
Power supply and delivery service	76	81	193	188
Delivery service only	94	75	210	177
Industrial
Power supply and delivery service	10	20	23	59
Delivery service only	16	12	47	40
Other	70	63	183	182
Ameren Illinois total	$562	$540	$1,365	$1,316
ATXI
Transmission services	$35	$19	$96	$56
Eliminate affiliate revenues	(16)	(10)	(42)	(31)
Ameren Total from Continuing Operations	$1,725	$1,700	$4,101	$4,093

AMEREN CORPORATION (AEE)
OPERATING STATISTICS FROM CONTINUING OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Gas Sales - dekatherms (in millions):
Ameren Missouri	3	2	13	13
Ameren Illinois	26	25	118	124
Ameren Total	29	27	131	137
Gas Revenues (in millions):
Ameren Missouri	$20	$19	$90	$101
Ameren Illinois	114	115	530	597
Eliminate affiliate revenues	—	(1)	(1)	(1)
Ameren Total	$134	$133	$619	$697
Net Income Attributable to Ameren Common Shareholders by Segment from Continuing Operations (in millions):
Ameren Missouri	$241	$239	$347	$341
Ameren Illinois	119	98	223	182
Other:
ATXI	17	9	46	26
Parent and other	(8)	(3)	5	—
Other total	9	6	51	26
Ameren Total	$369	$343	$621	$549
		September 30, 2016		December 31, 2015
Common Stock:
Shares outstanding (in millions)		242.6		242.6
Book value per share		$29.65		$28.63
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